EXHIBIT 23.1

Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

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Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated March 30, 2010 relative to the financial statements of Good Earth Land Sales Company, as of December 31, 2009 and 2008 and for each of the two years then ended.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Randall N. Drake, CPA, PA

Randall N. Drake, CPA, PA

Clearwater, Florida

April 27, 2010